Exhibit 99.1
BankAtlantic Bancorp Reports
Financial Results for the Second Quarter 2006
     FORT LAUDERDALE, Florida — July 19, 2006 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today announced financial results for the second quarter 2006. For the three-month period ending June 30, 2006, net income was $8.4 million, or $0.13 per diluted share, compared to $24.5 million, or $0.38 per diluted share, reported in the second quarter 2005. Year-to-date, net income was $15.1 million, or $0.24 per diluted share, compared to $44.4 million, or $0.69 per diluted share, for the first six months of 2005.
     Alan B. Levan, Chairman and Chief Executive Officer of BankAtlantic Bancorp commented, “In BankAtlantic, the second quarter’s results are consistent with our long term strategy of growing our banking franchise, and with our focus on long term returns rather than short-term earnings. The quarter’s performance also reflects the impact of a $2.1 million loss at Ryan Beck, discussed in detail later in this release, compared to a $13.0 million profit for the corresponding 2005 quarter.
     “As we have previously discussed, BankAtlantic’s strategy includes an aggressive marketing program, new store expansion program, and extended hours ‘convenience model.’ Although these initiatives involve incremental costs that result in lower earnings than those of prior periods, we continue to believe these costs will translate into enhanced long term profitability and shareholder value.
     “During the second quarter, demand deposits rose to a record level of 29.2% of total deposits and low cost deposits (demand, savings, and NOW accounts) grew to a record 58.4% of total deposits. In spite of the continued general national declines in these deposits (which have steadily declined since June, 2005), we believe BankAtlantic’s growth in new low cost deposits is among the highest in the industry and continues to outperform the national trend by approximately 15%.

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     “Earning assets were essentially unchanged for the second quarter compared to the prior quarter, consistent with our posture in response to interest rates and a flat yield curve, and as discussed below, our margin has continued to improve. Asset quality has remained high.
     “Earlier during the second quarter, we announced that Ryan Beck Holdings, Inc., the parent company of Ryan Beck & Co., Inc., had filed a registration statement with the Securities and Exchange Commission for an initial public offering of shares of Ryan Beck Holdings, Inc.’s Class A Common Stock. The purpose of the proposed offering is to monetize a portion of BankAtlantic Bancorp’s investment in Ryan Beck through payment to BankAtlantic Bancorp of a special dividend funded by a portion of the net proceeds. While we remain intent on monetizing some portion of our investment in Ryan Beck, we have postponed the previously announced initial public offering due to a combination of current equity market conditions and Ryan Beck’s weak recent financial performance. At this point, we anticipate proceeding with the offering when market conditions permit and results at Ryan Beck improve.
     “As part of our on-going stock repurchase program, we bought 250,000 shares of our stock in market transactions during the quarter.
Commentary on Business Segment Operations:
BankAtlantic:
     “BankAtlantic’s ‘Florida’s Most Convenient Bank’ initiatives of providing convenience and service continue to deliver good results. During the second quarter, BankAtlantic opened 58,000 new low cost deposit accounts, an increase of 19% over the number of accounts opened in the corresponding 2005 quarter. These new accounts resulted in approximately $157 million in new low cost deposit balances. Year-to-date, BankAtlantic opened approximately 135,000 new low cost deposit accounts, a 29% increase, with corresponding new balances of approximately $309 million.
     “At quarter end, ‘total bank’ and ‘same store’ low cost deposit balances increased 11.8% and 9.6%, respectively, vs. the second quarter 2005, representing a $236 million increase in low cost deposit balances over the second quarter 2005. While these results are lower than recent growth rates at BankAtlantic, we believe that growth of new accounts has been significantly offset by declines in average balances in our ‘legacy’ customer base. We believe the decline in

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balances in legacy accounts results from external issues, including the impact of higher interest rates, competition from alternative investment products, significantly increased energy prices, and other similar factors.
     “For the second quarter 2006, net income for BankAtlantic was $12.8 million, down from $14.8 million in the comparable 2005 period. Net interest income for the second quarter 2006 was $55.3 million, or $0.8 million lower than the 2005 quarter, due to lower earning assets, which more than offset an improved margin. We have continued our strategy of using the growth in low cost deposits to reduce borrowings, and as a result, the ratio of borrowings to total deposits and borrowings at quarter end improved to 29%, down from 38% in the second quarter of 2005, although up slightly from the immediately preceding quarter. Our longer term expectation is for this ratio to trend toward the 10-15% range.
     “Non-interest income for the second quarter was $35.0 million, 40% greater than the comparable 2005 period, primarily driven by growth in deposit service charges and other fees. Non-interest expense of $72.2 million was $13.9 million, or 24% greater than the corresponding quarter of 2005. The growth in expenses from the prior year was largely the result of an $8.9 million (32%) increase in personnel costs, and a $3.4 million (34%) increase in occupancy and equipment expense, again reflecting our growth initiatives and store expansion strategy. Advertising expense increased $1.2 million (19%) from the prior year, reflecting our aggressive program to attract low cost deposits.
     “The tax equivalent net interest margin was 4.17%, improved from 4.11% in the first quarter of 2006 and 3.90% in the corresponding quarter of 2005. (All references to net interest margin exclude loan participations sold previously recognized as secured borrowings.) We believe the margin improvement is particularly significant in light of the continued flatness of the yield curve. Although further margin improvement will largely depend on the future pattern of interest rates, we continue to believe our high level of low cost deposits and the expected growth in those deposits should result in a gradual further improvement in BankAtlantic’s margin.
     “Credit quality remained good during the second quarter, with the ratio of non-performing loans to total loans decreasing from 0.14% three months ago to 0.12% at June 30, 2006. The ratio of non-performing assets to total loans plus other real estate also declined

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modestly during the same period to 0.17%. The allowance for loan losses (ALL) was unchanged from the March 2006 quarter, remaining at $42 million.
     “During the quarter BankAtlantic announced its store expansion program for the next two years, including the anticipated opening of 20 new stores in 2006 and 27 new stores in 2007. To date in 2006, BankAtlantic has opened five new stores. Each of the new stores opened in 2006 has met or exceeded our expectations for deposit growth, and we are encouraged with the progress in incremental contribution by these stores.
Ryan Beck & Co.:
     “During the second quarter of 2006, Ryan Beck & Co. recorded a net loss of $2.1 million compared to a profit of $13.0 million in the comparable quarter of 2005. On a per share basis, this is equivalent to a $0.03 per diluted share loss, compared to a per diluted share contribution of $0.21 in the 2005 quarter. We believe the loss was largely due to continued weakness in its capital markets and investment banking activities, as well as the compensation costs and direct expenses associated with the expansion of those activities, including expansion of municipal finance and trading areas, principally in late 2005. Additionally, the 2005 quarter included one very large investment banking transaction which contributed significant investment banking fees and capital markets commissions to the quarter’s performance. We anticipate an improvement in the Ryan Beck performance in the second half of 2006, as Ryan Beck’s 2005 expansion initiatives are expected to produce better results.
     “Retail brokerage activity, which involves providing wealth management services to the mass affluent market, had second quarter revenue of $36.2 million compared to $35.2 million for the second quarter of 2005. Total client assets have risen to a record high $19 billion. During the past 12 months, this area successfully recruited 56 experienced Financial Consultants.
     “Revenue from capital markets activities was $14.5 million compared to $20.4 million for the second quarter of 2005. This decrease was due to the large investment banking transaction in 2005, and excluding that transaction from 2005 results, capital markets had higher revenue in 2006.
     “Investment banking activities resulted in second quarter revenue of $3.4 million compared to $30.3 million for the second quarter 2005. This decrease resulted principally from

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the large 2005 underwriting transaction along with decreased activity in Ryan Beck’s principal markets.”
Financial Highlights:
Second Quarter, 2006 Compared to Second Quarter, 2005
BankAtlantic Bancorp — consolidated:
•	Net income of $8.4 million vs. $24.5 million

•	Diluted earnings per share of $0.13 vs. $0.38

•	Return on average tangible equity was 7.47%

•	Book value per share was $8.51
BankAtlantic:
•	Business segment net income was $12.8 million vs. $14.8 million, a decrease of 14%

•	58,000 new low cost deposit accounts opened, an increase of 19% over accounts opened in the corresponding 2005 quarter, with related new balances of $157 million

•	Return on average tangible assets was 0.88%

•	Return on average tangible equity was 10.38%

•	Tax equivalent net interest margin increased to 4.17% vs. 3.79%

•	Non-interest income was $35.0 million vs. $25.0 million, an increase of 40%

•	Non-interest expense grew to $72.2 million vs. $58.3 million, an increase of 24%
Ryan Beck & Co.:
•	Business segment net loss was ($2.1) million vs. net income of $13.0 million, a decrease of 116%

•	Return on average tangible equity was (8.55%)

•	Total revenues were $55.4 million vs. $87.4 million (the 2005 quarter included one very large public offering in which Ryan Beck was the joint lead manager)

•	Retail brokerage revenue was $36.2 million vs. $35.2 million

•	Capital markets revenue was $14.5 million vs. $20.4 million

•	Investment banking revenue was $3.4 million vs. $30.3 million

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Year to Date 2006 Compared to Year to Date 2005
BankAtlantic Bancorp — consolidated:
•	Net income was $15.1 million vs. $44.4 million, a decrease of 66%

•	Earnings per share of $0.24 vs. $0.69, a decrease of 65%

•	Return on average tangible equity was 6.77%
BankAtlantic:
•	Business segment net income was $23.2 million vs. $35.6 million, a decrease of 35%

•	135,000 new low cost deposit accounts opened, an increase of 29% over new accounts opened in the corresponding 2005 period, with related new balances of $309 million

•	Return on average tangible assets was 0.79%

•	Return on average tangible equity was 9.50%

•	Tax equivalent net interest margin increased to 4.09% vs. 3.78%

•	Non-interest income was $60.4 million (excluding gains associated with debt redemption) vs. $48.5 million, an increase of 25%

•	Non-interest expense increased to $139.6 million vs. $108.6 million, an increase of 29%
Ryan Beck & Co.:
•	Business segment net loss was ($3.6) million vs. net income of $15.6 million

•	Return on average tangible equity was (7.42%)

•	Total operating revenues decreased to $114.2 million vs. $145.0 million (the 2005 quarter included one very large public offering in which Ryan Beck was the joint lead manager)

•	Retail brokerage revenue was $75.7 million vs. $74.5 million

•	Capital markets revenue was $28.2 million vs. $27.7 million

•	Investment banking revenue was $6.3 million vs. $40.7 million

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BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Thursday, July 20, 2006, at 11:00 a.m. (Eastern Time).
Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 2645022.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, August 18, 2006. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 2645022.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=34592. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, August 18, 2006.
     BankAtlantic Bancorp’s second quarter, 2006 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at:
www.BankAtlanticBancorp.com.
•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s second quarter, 2006 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via

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fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank”, is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has 81 stores and operates approximately 250 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
About Ryan Beck & Co.:
Founded in 1946, Ryan Beck & Co., Inc. provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 43 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading and institutional sales as well as research. Through its Investment Banking Group, Ryan Beck raises capital and provides financial advisory services to financial institutions, middle market companies and municipalities.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp Contact Info:
Leo Hinkley,
Senior Vice President, Investor Relations
Email: InvestorRelations@BankAtlanticBancorp.com
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com

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Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info: Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: (954) 940-6383, Fax: (954) 940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892
Email: caren@boardroompr.com
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans of changes in the commercial real estate market in our trade area; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the BankAtlantic’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiatives, new store expansion program, and other growth, marketing or advertising initiatives not resulting in continued growth of low cost deposits or producing results which justify their costs; successfully opening the anticipated number of new stores in 2006 and 2007 and achieving growth and profitability at the stores; and the impact of periodic testing of goodwill and other intangible assets for impairment. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, its ability to recruit and retain financial consultants, the volatility of the stock market and fixed income markets, as well as its revenue mix, the success of new lines of business, including that the expansion of its municipal finance, investment banking and capital markets areas, including the associated increased headcount, will produce results which justify the increased expenses; and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. Moreover, this press release also contains forward-looking statements with respect to the pursuit of a financial transaction regarding the Company’s investment in Ryan Beck, which are subject to a number of risks and uncertainties including but not limited to the fact that a financial transaction may not be consummated when anticipated, if at all, or may be consummated on terms different than those currently contemplated. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

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BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For The Three Months Ended					For the Six Months Ended
		6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	6/30/2006	6/30/2005
Earnings (in thousands):
Net income (loss) (GAAP basis)		$8,412	6,712	(1,493)	16,260	24,537	15,124	44,415
Operating net income **	(note 1)	$8,374	6,704	8,507	16,260	26,946	15,078	46,824

Average Common Shares Outstanding (in thousands):
Basic		61,324	61,005	60,618	60,555	60,453	61,166	60,263
Diluted		62,820	62,761	62,898	63,193	63,161	62,792	63,176

Key Performance Ratios (GAAP basis):
Basic earnings (loss) per share		$0.14	0.11	(0.03)	0.27	0.41	0.25	0.74
Diluted earnings (loss) per share *		$0.13	0.11	(0.03)	0.26	0.38	0.24	0.69
Return on average tangible assets	(note 2)%	0.54	0.43	(0.09)	0.98	1.48	0.48	1.36
Return on average tangible equity	(note 2)%	7.47	6.06	(1.32)	15.05	23.98	6.77	22.12

Key Performance Ratios (Operating basis):
Basic earnings per share		$0.14	0.11	0.14	0.27	0.45	0.25	0.78
Diluted earnings per share *		$0.13	0.11	0.13	0.26	0.42	0.24	0.73
Return on average tangible assets	(note 2)%	0.54	0.43	0.53	0.98	1.62	0.48	1.43
Return on average tangible equity	(note 2)%	7.43	6.05	7.52	15.05	26.33	6.75	23.32

* Diluted earnings per share calculation deducts (in thousands):
subsidiaries stock options, if dilutive		$—	—	(28)	(21)	(665)	—	(785)

Average Balance Sheet Data (in millions):
Assets		$6,272	6,388	6,463	6,692	6,729	6,330	6,629
Tangible assets	(note 2)	$6,188	6,304	6,378	6,607	6,643	6,245	6,542
Loans excluding certain loan participations sold	(note 3)	$4,482	4,488	4,550	4,726	4,802	4,610	4,567
Loan participations sold	(note 3)	$—	125	134	148	165	62	168
Investments		$1,258	1,259	1,263	1,322	1,306	1,259	1,274
Deposits and escrows		$3,849	3,831	3,704	3,655	3,658	3,840	3,608
Stockholders’ equity		$526	522	533	516	490	524	485
Tangible stockholders’ equity	(note 2)	$451	443	453	432	409	447	402
Notes:

(1)	Operating net income is defined as GAAP net income adjusted for gains and costs associated with debt redemptions, an impairment charge relating to BankAtlantic’s headquarter facility and a reserve for a compliance matter.

(2)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

(3)	Loan participations sold accounted for as secured borrowings.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	6/30/2006	12/31/2005	6/30/2005
ASSETS
Cash and due from banks	$163,394	167,032	159,173
Short term investments	1,263	3,229	5,783
Securities available for sale (at fair value)	662,304	674,544	749,188
Securities owned (at fair value)	174,657	180,292	109,095
Investment securities and tax certificates (approximate fair value: $411,117, $364,122 and $403,951)	415,127	364,444	402,430
Loans receivable, net of allowance for loan losses of $42,012, $41,192 and $43,650	4,484,764	4,624,772	4,968,904
Federal Home Loan Bank stock, at cost which approximates fair value	62,667	69,931	88,362
Accrued interest receivable	42,655	41,490	41,270
Real estate held for development and sale	23,585	21,177	23,982
Investments and advances to unconsolidated subsidiaries	11,996	12,464	7,910
Office properties and equipment, net	187,283	154,120	135,012
Deferred tax asset, net	35,235	29,615	22,636
Goodwill	76,674	76,674	76,674
Core deposit intangible asset	7,608	8,395	9,197
Due from clearing agent	3,963	—	22,091
Other assets	49,182	43,232	61,344

Total assets	$6,402,357	6,471,411	6,883,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$1,119,604	1,019,949	1,039,611
NOW	747,437	755,708	660,633
Savings	372,212	313,889	302,677
Money market	740,192	846,441	899,364
Certificates of deposit	855,561	816,689	789,533

Total deposits	3,835,006	3,752,676	3,691,818
Advances from FHLB	1,127,065	1,283,532	1,695,265
Securities sold under agreements to repurchase	196,099	116,026	246,360
Federal funds purchased	224,322	139,475	109,500
Secured borrowings	—	138,270	165,375
Subordinated debentures, notes and bonds payable	37,378	39,092	35,232
Junior subordinated debentures	263,266	263,266	263,266
Securities sold but not yet purchased	39,173	35,177	28,184
Due to clearing agent	38,730	24,486	—
Other liabilities	120,327	163,075	137,657

Total liabilities	5,881,366	5,955,075	6,372,657

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 56,338,922, 55,884,089 and 55,766,653 shares	564	559	558
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124, 4,876,124 and 4,876,124 shares	49	49	49
Additional paid-in capital	261,325	261,720	260,829
Unearned compensation — restricted stock grants	—	(936)	(916)
Retained earnings	271,740	261,279	251,129

Total stockholders’ equity before accumulated other comprehensive income	533,678	522,671	511,649
Accumulated other comprehensive (loss)	(12,687)	(6,335)	(1,255)

Total stockholders’ equity	520,991	516,336	510,394

Total liabilities and stockholders’ equity	$6,402,357	6,471,411	6,883,051

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

							For the Six
		For The Three Months Ended					Months Ended
(in thousands)		6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	6/30/2006	6/30/2005
INTEREST INCOME:
Interest and fees on loans		$75,765	75,386	75,404	75,747	73,582	151,151	142,099
Interest on securities available for sale		4,314	4,305	4,379	4,741	5,258	8,619	10,553
Interest on tax exempt securities		4,856	4,229	4,027	3,963	4,016	9,085	7,369
Interest and dividends on investments and
securities owned		7,393	8,191	8,777	8,478	7,685	15,584	14,868

Total interest income		92,328	92,111	92,587	92,929	90,541	184,439	174,889

INTEREST EXPENSE:
Interest on deposits		13,852	12,754	11,736	10,519	9,534	26,606	17,829
Interest on advances from FHLB		13,007	14,139	15,565	17,332	15,604	27,146	29,278
Interest on short-term borrowed funds		4,931	2,575	2,746	2,108	2,646	7,506	4,745
Interest on secured borrowings		—	2,401	2,862	2,637	2,483	2,401	4,645
Interest on long-term debt		7,891	7,584	6,825	6,392	6,316	15,475	11,988
Capitalized interest on real estate development		(289)	(480)	(513)	(477)	(437)	(769)	(889)

Total interest expense		39,392	38,973	39,221	38,511	36,146	78,365	67,596

NET INTEREST INCOME		52,936	53,138	53,366	54,418	54,395	106,074	107,293
Provision (recovery from) loan losses		(20)	163	(109)	(3,410)	820	143	(3,096)

NET INTEREST INCOME AFTER PROVISION		52,956	52,975	53,475	57,828	53,575	105,931	110,389

NON-INTEREST INCOME:
Service charges on deposits		21,274	19,099	17,808	16,415	14,744	40,373	27,733
Other service charges and fees		7,353	6,222	6,436	5,824	5,849	13,575	11,087
Broker/dealer revenue		51,381	54,562	49,831	50,368	83,915	105,943	138,601
Securities activities, net		2,830	2,541	474	181	90	5,371	192
Gain on sales of loans		200	94	221	295	116	294	226
Gain associated with debt redemption		1,092	436	—	—	—	1,528	—
Income (loss) from real estate operations		114	(1,096)	(558)	1,142	1,655	(982)	3,896
Income from unconsolidated subsidiaries		278	820	211	142	137	1,098	268
Gain (loss) on the sale of office properties and equipment, net		1,806	(28)	(16)	—	293	1,778	293
Other		2,676	2,272	2,315	2,137	2,404	4,948	5,577

Total non-interest income		89,004	84,922	76,722	76,504	109,203	173,926	187,873

NON-INTEREST EXPENSE:
Employee compensation and benefits		80,011	80,200	70,257	68,455	78,391	160,211	144,186
Occupancy and equipment		17,516	16,247	15,394	14,853	13,953	33,763	27,190
Impairment of office properties and equipment		—	—	—	—	3,706	—	3,706
Advertising and promotion		8,644	9,957	11,701	6,667	8,069	18,601	14,367
Professional fees		4,189	4,250	4,692	4,207	4,316	8,439	8,397
Communications		3,930	3,954	3,470	3,371	3,508	7,884	6,713
Floor broker and clearing fees		2,142	2,719	2,433	2,305	2,012	4,861	4,380
Costs associated with debt redemption		1,034	423	—	—	—	1,457	—
Reserve for fines and penalties, compliance matter		—	—	10,000	—	—	—	—
Other		14,297	11,918	12,052	11,326	10,188	26,215	19,989

Total non-interest expense		131,763	129,668	129,999	111,184	124,143	261,431	228,928

Income before income taxes		10,197	8,229	198	23,148	38,635	18,426	69,334
Provision for income taxes		1,785	1,517	1,691	6,888	14,098	3,302	24,919

GAAP net income (loss)		$8,412	6,712	(1,493)	16,260	24,537	15,124	44,415

Reconciliation of Operating and GAAP Net Income
GAAP net income (loss)		$8,412	6,712	(1,493)	16,260	24,537	15,124	44,415
Gain associated with debt redemption		(710)	(283)	—	—	—	(993)	—
Impairment of office properties and equipment		—	—	—	—	2,409	—	2,409
Costs associated with debt redemption		672	275	—	—	—	947	—
Reserve for fines and penalties, compliance matter		—	—	10,000	—	—	—	—

Operating net income	(note 1)	$8,374	6,704	8,507	16,260	26,946	15,078	46,824

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Loans:
Residential real estate		$2,047,430	2,043,310	2,115,899	2,245,067	2,262,214
Commercial real estate excluding certain loan participations sold	(note 3)	1,483,299	1,561,236	1,576,131	1,643,570	1,731,243
Loan participations sold	(note 3)	—	125,293	134,080	147,633	164,778
Consumer		546,624	539,937	538,321	527,190	505,338
Lease financing		172	467	1,433	2,768	4,710
Commercial business		148,604	102,066	91,979	90,578	91,756
Small business		255,701	241,103	226,153	216,931	206,272

Total Loans		4,481,830	4,613,412	4,683,996	4,873,737	4,966,311
Investments — taxable		853,224	857,866	867,625	924,911	899,134
Investments — tax exempt		404,644	401,541	394,935	396,908	406,403

Total interest earning assets		5,739,698	5,872,819	5,946,556	6,195,556	6,271,848
Goodwill and core deposit intangibles		84,486	84,878	85,277	85,679	86,095
Other non-interest earning assets		448,191	430,746	431,215	411,116	371,549

Total assets		$6,272,375	6,388,443	6,463,048	6,692,351	6,729,492

Tangible assets	(note 2)	$6,187,889	6,303,565	6,377,771	6,606,672	6,643,397

Deposits:
Demand deposits		$1,109,005	1,065,510	1,017,467	1,000,219	981,643
Savings		364,946	331,117	309,007	303,268	301,331
NOW		764,738	760,419	692,128	666,567	685,769
Money market		765,805	829,700	887,858	904,382	906,514
Certificates of deposit		844,318	843,866	797,187	781,044	782,335

Total deposits		3,848,812	3,830,612	3,703,647	3,655,480	3,657,592
Short-term borrowed funds		396,870	239,144	276,333	251,242	359,861
FHLB advances		1,010,458	1,164,675	1,345,033	1,659,411	1,615,310
Secured borrowings	(note 3)	—	125,293	134,080	147,633	164,778
Long-term debt		303,052	301,529	301,655	298,887	299,075

Total borrowings		1,710,380	1,830,641	2,057,101	2,357,173	2,439,024
Other liabilities		186,741	204,693	169,156	163,581	142,617

Total liabilities		5,745,933	5,865,946	5,929,904	6,176,234	6,239,233

Stockholders’ equity		526,442	522,497	533,144	516,117	490,259

Total liabilities and stockholders’ equity		$6,272,375	6,388,443	6,463,048	6,692,351	6,729,492

Other comprehensive (loss) in stockholders’ equity		(8,700)	(5,350)	(4,810)	(1,612)	(5,119)

Tangible stockholders’ equity	(note 2)	$450,656	442,969	452,677	432,050	409,283

Period End
Total loans, net excluding certain loan participations sold		$4,484,764	4,412,989	4,486,502	4,543,245	4,803,529
Loan participations sold	(note 3)	—	111,754	138,270	129,891	165,375
Total assets		6,402,357	6,357,602	6,471,411	6,482,713	6,883,051
Total stockholders’ equity		520,991	521,770	516,336	523,392	510,394
Common shares outstanding		61,215,046	61,293,692	60,760,213	60,738,610	60,642,777
Cash dividends		2,330,675	2,334,112	2,308,888	2,308,067	2,122,497
Common stock cash dividends per share		0.038	0.038	0.038	0.038	0.035
Closing stock price		14.84	14.39	14.00	16.99	18.95
High stock price for the quarter		15.99	15.23	17.19	19.33	19.15
Low stock price for the quarter		13.86	12.67	13.29	15.64	16.51
Book value per share		8.51	8.51	8.50	8.62	8.42

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

						For the Six
	For the Three Months Ended					Months Ended
(In thousands)	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	6/30/2006	6/30/2005

Net interest income	$55,257	55,138	54,760	55,939	56,031	110,395	110,376
Provision (recovery from) loan losses	(20)	163	(109)	(3,410)	820	143	(3,096)

Net interest income after provision for loan losses	55,277	54,975	54,869	59,349	55,211	110,252	113,472

Non-interest income
Service charges on deposits	21,274	19,099	17,808	16,415	14,744	40,373	27,733
Other service charges and fees	7,353	6,222	6,436	5,824	5,849	13,575	11,087
Securities activities, net	458	(1)	—	23	87	457	94
Gain on sales of loans	200	94	221	295	116	294	226
Gain associated with debt redemption	1,092	436	—	—	—	1,528	—
Income (loss) from real estate operations	114	(1,096)	(558)	1,142	1,655	(982)	3,896
Gain (loss) on the sale of office properties, net	1,806	(28)	(16)	—	293	1,778	293
Other non-interest income	2,663	2,282	1,944	2,019	2,221	4,945	5,177

Total non-interest income	34,960	27,008	25,835	25,718	24,965	61,968	48,506

Non-interest expense
Employee compensation and benefits	36,517	34,357	31,445	28,106	27,577	70,874	53,975
Occupancy and equipment	13,584	12,372	11,503	10,826	10,165	25,956	19,282
Impairment of office properties and equipment	—	—	—	—	3,706	—	3,706
Advertising	7,123	8,296	10,244	5,518	5,965	15,419	11,133
Professional fees	2,020	2,193	2,521	2,641	2,638	4,213	4,533
Costs associated with debt redemption	1,034	423	—	—	—	1,457	—
Reserve for fines and penalties, compliance matter	—	—	10,000	—	—	—	—
Other	11,906	9,742	10,076	9,631	8,265	21,648	15,951

Total non-interest expense	72,184	67,383	75,789	56,722	58,316	139,567	108,580

Income from bank operations business segment before income taxes	18,053	14,600	4,915	28,345	21,860	32,653	53,398
Provision for income taxes	5,301	4,182	4,018	9,054	7,089	9,483	17,766

Net income from bank operations business segment	$12,752	10,418	897	19,291	14,771	23,170	35,632

Reconciliation of Operating and business segment net income
Business segment income	$12,752	10,418	897	19,291	14,771	23,170	35,632
Gain associated with debt redemption	(710)	(283)	—	—	—	(993)	—
Impairment of office properties and equipment	—	—	—	—	2,409	—	2,409
Costs associated with debt redemption	672	275	—	—	—	947	—
Reserve for fines and penalties, compliance matter	—	—	10,000	—	—	—	—

Operating net income	$12,714	10,410	10,897	19,291	17,180	23,124	38,041

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

							For the Six
(in thousands except percentages and per share data)	For the Three Months Ended						Months Ended
	6/30/2006		3/31/2006	12/31/2005	9/30/2005	6/30/2005	6/30/2006	6/30/2005
Statistics:
GAAP tax equivalent:
Average earning assets		$5,460,276	5,591,286	5,709,807	5,967,885	6,046,843	5,525,419	5,957,794
Average interest bearing liabilities		$4,189,321	4,338,215	4,485,417	4,754,244	4,856,422	4,263,356	4,801,919
Average tangible assets		$5,827,060	5,947,154	6,053,697	6,280,162	6,344,861	5,886,762	6,248,354
Average tangible equity		$491,459	484,162	495,614	473,387	463,813	487,830	456,282
Borrowings to deposits and borrowings	%	29.35	26.31	31.45	33.24	37.95	29.35	37.95
Operating (3):
Average earning assets		$5,460,276	5,465,993	5,575,727	5,820,252	5,882,065	5,463,118	5,789,642
Average interest bearing liabilities		$4,189,321	4,212,922	4,351,337	4,606,611	4,691,644	4,201,055	4,633,767
Average tangible assets		$5,827,060	5,821,861	5,919,617	6,132,529	6,180,083	5,824,461	6,080,202
Average tangible equity		$491,459	484,162	495,614	473,387	463,813	487,830	456,282
GAAP tax equivalent:
Yield on earning assets	%	6.58	6.39	6.29	6.08	5.84	6.48	5.73
Cost of interest-bearing liabilities	%	3.14	3.06	2.97	2.78	2.55	3.10	2.42
Interest spread	%	3.44	3.33	3.32	3.30	3.29	3.39	3.31
Net interest margin	%	4.17	4.02	3.96	3.87	3.79	4.09	3.78
Operating tax equivalent (3):
Yield on earning assets	%	6.58	6.36	6.24	6.05	5.84	6.47	5.74
Cost of interest-bearing liabilities	%	3.14	2.92	2.80	2.64	2.43	3.03	2.31
Interest spread	%	3.44	3.44	3.44	3.41	3.41	3.44	3.43
Net interest margin	%	4.17	4.11	4.05	3.96	3.90	4.14	3.89
GAAP:
Efficiency ratio	%	80.01	82.03	94.04	69.46	72.00	80.97	68.34
Return on average tangible assets	%	0.88	0.70	0.06	1.23	0.93	0.79	1.14
Return on average tangible equity	%	10.38	8.61	0.72	16.30	12.74	9.50	15.62
Operating (1):
Efficiency ratio	%	79.83	81.95	81.63	69.46	67.42	80.13	66.01
Return on average tangible assets	%	0.87	0.72	0.74	1.26	1.11	0.79	1.25
Return on average tangible equity	%	10.35	8.60	8.79	16.30	14.82	9.48	16.67
Earning assets repricing (2):
Percent of earning assets that have fixed rates	%	52	55	54	50
Percent of earning assets that have variable rates	%	48	45	46	50
One year Gap	%	(2)	9	7	4

(1)	Ratios have been adjusted to exclude gains and costs associated with debt redemptions, impairment on BankAtlantic’s former corporate headquarters and a reserve for a compliance matter.

(2)	Percentages for periods prior to September 30, 2005 are not available.

(3)	Adjusted to exclude loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
ASSETS
Loans receivable, net	$4,484,764	4,409,971	4,483,142	4,539,544	4,799,485
Loan participations sold (1)	—	111,754	138,270	129,891	165,375
Held to maturity securities	470,994	396,251	427,575	439,015	483,992
Available for sale securities	569,618	567,664	578,913	608,375	658,532
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	7,608	7,995	8,395	8,796	9,197
Other assets	444,923	435,976	402,546	369,994	374,207

Total assets	$6,048,396	6,000,100	6,109,330	6,166,104	6,561,277

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$1,119,608	1,152,365	1,019,992	1,017,866	1,039,703
NOW	747,437	790,225	755,708	673,803	660,633
Savings	372,212	351,839	313,889	303,348	302,677

Total low cost deposits	2,239,257	2,294,429	2,089,589	1,995,017	2,003,013
Money market	740,192	806,871	846,441	921,585	899,364
Certificate of deposits	855,561	859,470	816,689	777,743	789,533

Total deposits	3,835,010	3,960,770	3,752,719	3,694,345	3,691,910
Advances from Federal Home Loan Bank	1,127,065	1,085,914	1,283,532	1,485,649	1,695,265
Short term borrowings	428,942	179,850	261,154	187,513	362,307
Secured borrowings (1)	—	111,754	138,270	129,891	165,375
Long term debt	37,378	36,832	39,092	36,702	35,232
Other liabilities	65,907	72,102	89,834	79,228	69,235

Total liabilities	5,494,302	5,447,222	5,564,601	5,613,328	6,019,324
Stockholder’s equity	554,094	552,878	544,729	552,776	541,953

Total liabilities and stockholder’s equity	$6,048,396	6,000,100	6,109,330	6,166,104	6,561,277

(1) Amount represents loan participations sold accounted for as secured borrowings.

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	June 30, 2006				June 30, 2005
	Average	Revenue/		Yield/	Average	Revenue/		Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,047,430	26,288		5.14%	$2,262,214	27,597		4.88%
Commercial real estate	1,480,314	30,965		8.37	1,726,861	30,298		7.02
Loan participations sold	—	—		—	164,778	2,483		6.04
Consumer	546,624	10,175		7.45	505,338	7,595		6.01
Lease financing	173	4		9.25	4,710	131		11.13
Commercial business	148,604	3,239		8.72	85,778	1,598		7.45
Small business	255,701	5,093		7.97	206,272	3,788		7.35

Total loans	4,478,846	75,764		6.77	4,955,951	73,490		5.93
Investments — tax exempt	398,404	5,817	(1)	5.84	368,264	5,329	(1)	5.79
Investments — taxable	583,026	8,197		5.62	722,628	9,520		5.27

Total interest earning assets	5,460,276	89,778		6.58%	6,046,843	88,339		5.84%

Goodwill and core deposit intangibles	78,301				79,910
Other non-interest earning assets	366,784				298,018

Total Assets	$5,905,361				$6,424,771

Deposits:
Savings	$364,946	523		0.57%	$301,331	209		0.28%
NOW	764,738	1,023		0.54	685,769	723		0.42
Money market	765,805	3,974		2.08	906,514	3,295		1.46
Certificate of deposit	844,318	8,331		3.96	782,335	5,307		2.72

Total interest bearing deposits	2,739,807	13,851		2.03	2,675,949	9,534		1.43

Short-term borrowed funds	402,390	5,001		4.98	364,575	2,681		2.95
Advances from FHLB	1,010,459	13,007		5.16	1,615,310	15,604		3.87
Secured borrowings	—	—		—	164,778	2,483		6.04
Long-term debt	36,665	916		10.02	35,810	578		6.47

Total interest bearing liabilities	4,189,321	32,775		3.14	4,856,422	30,880		2.55
Demand deposits	1,109,361				982,332
Non-interest bearing other liabilities	51,442				48,459

Total Liabilities	5,350,124				5,887,213
Stockholder’s equity	555,237				537,558

Total liabilities and stockholder’s equity	$5,905,361				$6,424,771

Net tax equivalent interest income/ net interest spread		$57,003		3.44%		$57,459		3.29%

Tax equivalent adjustment		(2,035)				(1,865)
Capitalized interest from real estate operations		289				437

Net interest income		55,257				56,031

Margin
Interest income/interest earning assets				6.58%				5.84%
Interest expense/interest earning assets				2.41				2.05

Net interest margin (tax equivalent)				4.17%				3.79%

Net interest margin (tax equivalent) excluding secured borrowings				4.17%				3.90%

(1) The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Six Months Ended
	June 30, 2006				June 30, 2005
	Average	Revenue/		Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense	Rate
Loans:
Residential real estate	$2,045,381	52,000		5.08%	$2,174,332	53,106	4.88%
Commercial real estate	1,518,882	61,792		8.14	1,743,213	58,621	6.73
Loan participations sold	62,301	2,401		7.71	168,152	4,645	5.52
Consumer	543,299	19,652		7.23	496,591	14,371	5.79
Lease financing	319	20		12.54	5,472	298	10.89
Commercial business	125,464	5,485		8.74	90,007	3,222	7.16
Small business	248,442	9,801		7.89	201,031	7,279	7.24

Total loans	4,544,088	151,151		6.65	4,878,798	141,542	5.80
Investments — tax exempt	395,796	11,548	(1)	5.84	351,241	10,158	5.78
Investments — taxable	585,535	16,430		5.61	727,755	19,075	5.24

Total interest earning assets	5,525,419	179,129		6.48%	5,957,794	170,775	5.73%

Goodwill and core deposit intangibles	78,496				80,141
Other non-interest earning assets	361,343				290,560

Total Assets	$5,965,258				$6,328,495

Deposits:
Savings	$348,125	836		0.48%	$291,476	399	0.28%
NOW	762,590	1,957		0.52	675,100	1,324	0.40
Money market	797,576	7,958		2.01	913,907	5,998	1.32
Certificate of deposit	844,093	15,855		3.79	779,858	10,108	2.61

Total deposits	2,752,384	26,606		1.95	2,660,341	17,829	1.35

Short-term borrowed funds	324,292	7,644		4.75	360,832	4,804	2.68
Advances from FHLB	1,087,141	27,146		5.04	1,576,090	29,278	3.75
Secured borrowings	62,301	2,401		7.71	168,152	4,645	5.52
Long-term debt	37,238	1,664		9.01	36,504	1,178	6.51

Total interest bearing liabilities	4,263,356	65,461		3.10	4,801,919	57,734	2.42
Demand deposits	1,087,755				948,214
Non-interest bearing other liabilities	60,831				46,349

Total Liabilities	5,411,942				5,796,482
Stockholder’s equity	553,316				532,013

Total liabilities and stockholder’s equity	$5,965,258				$6,328,495

Net interest income/net interest spread		$113,668		3.39%		$113,041	3.31%

Tax equivalent adjustment		(4,042)				(3,554)
Capitalized interest from real estate operations		769				889

Net interest income		110,395				110,376

Margin
Interest income/interest earning assets				6.48%			5.73%
Interest expense/interest earning assets				2.39			1.95

Net interest margin				4.09%			3.78%

Net interest margin (tax equivalent) excluding secured borrowings				4.14%			3.89%

(1) The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

							For the Six
	For the Three Months Ended						Months Ended
(in thousands)	6/30/2006		3/31/2006	12/31/2005	9/30/2005	6/30/2005	6/30/2006	6/30/2005
Allowance for Loan Losses

Beginning balance		$41,889	41,192	40,695	43,650	43,042	41,192	46,010

Charge-offs:
Residential real estate		(60)	(68)	(8)	(191)	(56)	(128)	(254)
Commercial real estate		—	—	—	—	—	—	—
Commercial business		(22)	(12)	(119)	(222)	(511)	(34)	(797)
Consumer		(39)	(201)	(91)	(99)	(43)	(240)	(149)
Small business		(229)	(85)	(102)	(68)	(466)	(314)	(594)

Total charge-offs		(350)	(366)	(320)	(580)	(1,076)	(716)	(1,794)

Recoveries:
Residential real estate		—	178	9	55	—	178	1
Commercial real estate		—	9	—	—	—	9	—
Commercial business		116	111	306	355	345	227	461
Consumer		98	199	238	159	121	297	297
Small business		119	140	205	289	220	259	405
Other		160	263	168	177	178	423	1,366

Total recoveries		493	900	926	1,035	864	1,393	2,530

Net (charge-offs) recoveries		143	534	606	455	(212)	677	736

Provision (recovery from) loan losses		(20)	163	(109)	(3,410)	820	143	(3,096)

Ending balance		$42,012	41,889	41,192	40,695	43,650	42,012	43,650

Annualized net charge-offs (recoveries) to average loans	%	(0.01)	(0.05)	(0.05)	(0.04)	0.02	(0.03)	(0.03)

	As of
	6/30/2006		3/31/2006	12/31/2005	9/30/2005	6/30/2005
Credit Quality

Nonaccrual loans		$5,349	6,101	6,801	6,883	5,785
Nonaccrual tax certificates		857	685	388	385	562
Real estate owned		1,907	1,647	967	912	1,178
Other repossessed assets		—	—	—	46	328

Total nonperforming assets		$8,113	8,433	8,156	8,226	7,853

Nonperforming assets to total loans and other assets	%	0.17	0.18	0.17	0.17	0.16
Allowance for loan losses to total loans	%	0.93	0.94	0.91	0.89	0.90
Provision expense (recovery) to average loans	%	0.00	0.01	(0.01)	(0.29)	0.07
Allowance to nonperforming loans	%	785.42	686.59	605.68	591.24	754.54
(1) Average and total loans exclude loan participations sold financed by secured borrowings.

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics — Unaudited

							For the Six
	For the Three Months Ended						Months Ended
(in thousands)	6/30/2006		3/31/2006	12/31/2005	9/30/2005	6/30/2005	6/30/2006	6/30/2005
Revenues
Retail brokerage		$36,209	39,490	36,093	37,831	35,168	75,699	74,455
Capital markets activities		14,489	13,747	10,346	9,534	20,393	28,236	27,729
Investment banking activities		3,384	2,917	5,242	4,065	30,339	6,301	40,735
Other		1,290	2,646	2,469	2,694	1,504	3,936	2,118

Total operating revenues		55,372	58,800	54,150	54,124	87,404	114,172	145,037

Expenses
Employee compensation and benefits		42,433	44,355	37,764	39,358	49,766	86,788	88,203
Occupancy and equipment		3,927	3,871	3,887	4,025	3,786	7,798	7,904
Advertising and promotion		1,326	1,567	1,333	1,072	1,940	2,893	3,013
Professional fees		1,905	1,951	2,287	1,411	1,591	3,856	3,008
Communications		3,930	3,954	3,470	3,371	3,508	7,884	6,713
Floor broker and clearing fees		2,142	2,719	2,433	2,305	2,012	4,861	4,380
Interest expense		1,514	1,621	1,130	819	968	3,135	1,470
Other		2,086	1,918	1,828	1,604	1,825	4,004	3,772

Total expenses		59,263	61,956	54,132	53,965	65,396	121,219	118,463

Income (loss) from Ryan Beck business segment — before income taxes		(3,891)	(3,156)	18	159	22,008	(7,047)	26,574
Provision (benefit) for income taxes		(1,814)	(1,591)	(654)	(264)	8,977	(3,405)	11,013

Net income (loss) from Ryan Beck business segment		$(2,077)	(1,565)	672	423	13,031	(3,642)	15,561

Statistics:
Average tangible assets		$238,827	231,145	220,065	208,883	184,601	234,986	178,252
Average tangible equity		97,195	99,220	99,456	99,195	85,735	98,207	85,495
GAAP return on average tangible assets	%	(3.48)	(2.71)	1.22	0.81	28.24	(3.10)	17.46
GAAP return on average tangible equity		(8.55)	(6.31)	2.70	1.71	60.80	(7.42)	36.40
Compensation as a percent of revenues		76.63	75.43	69.74	72.72	56.94	76.02	60.81
Retail brokerage to total revenues		65.39	67.16	66.65	69.90	40.24	66.30	51.34
Capital markets activities to total revenues		26.17	23.38	19.11	17.62	23.33	24.73	19.12
Investment banking revenue to total revenues		6.11	4.96	9.68	7.51	34.71	5.52	28.09
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
ASSETS
Cash and cash equivalents	$3,799	3,396	5,366	5,388	4,103
Securities	174,657	169,570	180,292	120,298	109,095
Notes receivable — GMS	—	3,018	3,360	3,702	4,043
Property and equipment, net	8,307	7,629	7,573	7,503	6,795
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	3,963	2,672	—	15,650	22,091
Other assets	41,650	37,916	37,334	37,332	51,338

Total assets	$238,560	230,385	240,109	196,057	203,649

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$39,173	41,828	35,177	20,688	28,184
Due to clearing agent	38,730	32,206	24,486	—	—
Other liabilities	57,609	51,465	74,100	69,695	70,214

Total liabilities	135,512	125,499	133,763	90,383	98,398

Stockholder’s equity	103,048	104,886	106,346	105,674	105,251

Total liabilities and stockholder’s equity	$238,560	230,385	240,109	196,057	203,649

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

						For the Six
	For the Three Months Ended					Months Ended
(in thousands)	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	6/30/2006	6/30/2005

Net interest (expense)	$(4,798)	(4,618)	(4,583)	(4,458)	(4,157)	(9,416)	(8,049)
Non-Interest income
Income from unconsolidated subsidiaries	278	820	211	142	137	1,098	268
Securities activities, net	2,372	2,541	475	158	3	4,913	98
Other	—	—	514	150	202	—	508

Non-interest income	2,650	3,361	1,200	450	342	6,011	874

Non-interest expense
Employee compensation and benefits	1,061	1,487	1,048	991	1,048	2,548	2,008
Advertising and promotion	195	94	123	77	164	289	221
Professional fees	264	106	28	186	106	370	965
Other	297	271	153	94	100	568	269

Non-interest expense	1,817	1,958	1,352	1,348	1,418	3,775	3,463

Loss from parent company activities before income taxes	(3,965)	(3,215)	(4,735)	(5,356)	(5,233)	(7,180)	(10,638)
Benefit for income taxes	(1,702)	(1,074)	(1,673)	(1,902)	(1,968)	(2,776)	(3,860)

Net loss from parent company business segment	$(2,263)	(2,141)	(3,062)	(3,454)	(3,265)	(4,404)	(6,778)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
ASSETS
Cash	$8,796	4,933	7,342	12,783	11,218
Securities	99,486	112,006	104,602	103,755	100,592
Investment in subsidiaries	657,144	657,765	651,078	658,454	647,207
Investment in unconsolidated subsidiaries	11,996	11,996	12,464	12,510	7,910
Other assets	10,716	7,383	8,210	7,075	13,905

Total assets	$788,138	794,083	783,696	794,577	780,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,266	268,266	263,266	263,266	263,266
Other liabilities	3,881	4,047	4,094	7,919	7,172

Total liabilities	267,147	272,313	267,360	271,185	270,438

Stockholders’ equity	520,991	521,770	516,336	523,392	510,394

Total liabilities and stockholders’ equity	$788,138	794,083	783,696	794,577	780,832

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